                                                                   EXHIBIT 12.01




               Computation of Ratio of Earnings to Fixed Charges
                             (dollars in thousands)





                                                       For the Year                For the Year              For the Period
                                                          Ended                        Ended                 May 5, 1994 to
                                                     December 31, 1996           December 31, 1995         December 31, 1994
                                                     -----------------           -----------------         -----------------
Pretax Income from Continuing Operations               $     47,951                $     36,358                $  12,595

Interest Expense                                             42,926                      18,781                    3,493

Amortization of Deferred Financing Costs                      2,812                       2,500                      923
                                                       ------------                ------------                ---------


Earnings                                               $     93,689                $     57,639                $  17,011
                                                       ============                ============                =========


Interest Expense                                             42,926                      18,781                    3,493

Capitalized Interest                                            946                         916                       --

Amortization of Deferred Financing Costs                      2,812                       2,500                      923
                                                       ------------                ------------                ---------


Fixed Charges                                          $     46,684                $     22,197                $   4,416
                                                       ============                ============                =========


Ratio of Earnings to Fixed Charges                             2.01                        2.60                     3.85
                                                       ============                ============                =========